STOCK OPTION AGREEMENT



                  STOCK OPTION AGREEMENT ("Agreement") dated as of November 1, 1995 between CORNELL CORRECTIONS, INC., a Delaware corporation (the "Company") and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("Holder").
                  1. Subject to the terms and conditions set forth below, the Company, for value received, hereby grants to Holder stock options (the "Options") to purchase a total of 59,000 shares of the Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), at a price of $2.00 per share (the "Exercise Price"). The Options will be exercisable in whole or in part at any time on or before October 31, 2002 (the "Expiration Date"). Any Options not exercised on or before the Expiration Date shall terminate and be of no value.

                  2. Prior to the Expiration Date, Holder may exercise Options by delivering to the Company, from time to time, a written notice specifying the number of Options which Holder then desires to exercise together with cash or a certified check to the order of the Company for an amount in United States dollars equal to the Exercise Price multiplied by the number of shares being purchased pursuant to the exercise of the Option. Upon receipt of such funds, and in no event later than ten days after the effective date of such written notice (as determined in accordance with Section 12 hereof), the Company will issue and deliver to Holder a certificate representing those shares of Class B Common Stock issued upon exercise of the Options (the "Shares"). Such certificate shall bear a legend substantially similar to the legend set forth in
Section 10 hereof.

                  3. The Company covenants that (a) from the date hereof until the Expiration Date, it will at all times have authorized, and keep reserved and available, for the purpose of enabling

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it to satisfy its obligation to issue the Shares upon exercise of the Options, the number of Shares deliverable upon exercise of all of the Options and (b) the Shares will, upon issuance in accordance with the terms of this Agreement, be duly authorized, fully paid and non-assessable

                  4. The Options are not transferable by Holder other than (i) to its affiliates or its successor by operation of law or (ii) to Charterhouse Equity Partners II, L.P. or Concord Partners II, L.P. (or their respective affiliates), and are exercisable only by Holder or its permitted transferees. Except as expressly permitted above, no assignment or transfer of the Options or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right therein whatsoever, but immediately upon any such assignment or transfer the Options so assigned or transferred shall terminate and become of no further effect.

                  5. Holder, as holder of the Options, shall not be deemed to be a stockholder of the Company and shall not have the rights of a stockholder of the Company including, without limitation, the right to vote or to receive dividends, until the Options are exercised.
                  6. The existence of the Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Class B Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  7. The Shares are shares of Class B Common Stock of the Company as presently

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constituted, but if, and whenever, prior to the issuance and delivery by the
Company of all of the Shares with respect to which Options are granted, the Company shall effect a subdivision or consolidation of shares or other capital adjustment, the payment of a stock dividend, or other issuance of shares of the Class B Common Stock, then the aggregate number of shares which may be purchased pursuant to the Options and the Exercise Price shall be proportionally adjusted. Notwithstanding the foregoing, no adjustment shall be made upon the issuance of new shares of Class B Common Stock for fair consideration.

                  8. In the event the Company shall at any time prior to the Expiration Date merge with or into, consolidate with or sell or otherwise transfer all or substantially all of its assets to another entity (a "Business Combination") then the Options shall entitle Holder to receive upon exercise, in lieu of shares of Class B Common Stock, the consideration which a holder of the number of shares of the Class B Common Stock subject to the Options would have been entitled to receive pursuant to the Business Combination.

                  9. Holder represents and warrants that it is acquiring the Options and will acquire the Shares, for its own account, for investment with no present intention of selling or otherwise distributing the same. Holder hereby acknowledges its understanding that the Options and the Shares are not being registered under the Securities Act of 1933, as amended ("Act"), on the ground that the issuance and sale of the Options and the Shares to Holder are exempt under Section 4(2) of the Act as not involving a public offering. Holder further acknowledges its understanding that the Company's reliance on such exemption is, in part, based upon the foregoing intention of Holder and that the statutory basis for such exemption would not be present if, notwithstanding such representation and warranty, Holder were acquiring the Options and the Shares for resale on the

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occurrence or nonoccurrence of some predetermined event. Holder hereby acknowledges that (i) the Shares may be sold by Holder only (a) pursuant to an effective registration statement under the Act filed by the Company with the Securities and Exchange Commission (the "Commission") relating to such sale or
(b) in a transaction which is otherwise exempt from registration under the Act and (ii) the Company will be under no obligation to file such registration statement with the Commission.

                  10. On the first to occur of (i) the closing of an initial public offering of shares of common equity of the Company, (ii) the repayment by the Company of the Repurchase Transaction Loans as such term is defined in Amendment No. 1 to the Loan Agreement among the Company, Holder and certain other parties, or (iii) December 31, 1996 Holder shall have the right to "put" to the Company and require the Company to purchase from Holder Options to purchase 31,250 shares of Class B Common Stock for an aggregate price of $250,000. Such put right shall expire if not exercised by Holder prior to the close of business on January 2, 1997.

                  11. All certificates representing Shares to be issued pursuant to the terms of this Agreement shall bear a legend in substantially the following form:

                  "The shares represented by this Certificate have not been
            registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered for sale, sold, or otherwise distributed within the meaning of said Act in the absence of an effective registration statement for the shares under said Act or an opinion of counsel to the Corporation that registration is not required thereunder."

                  12. Any notice required hereunder shall be in writing and delivered by hand or sent by registered or certified mail, addressed to the other party hereto at its address set forth below:

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                  If to the Company:        Cornell Corrections, Inc.
                                            4801 Woodway - Suite 400W
                                            Houston, TX 77056; and

                  If to Holder:             As set forth in the Company's stock
                                            transfer records.

Any such notice shall become effective (a) when mailed, three days after having been deposited in the mails, postage prepaid, and (b) in the case of delivery by hand, upon delivery.

                  13. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and agreement with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

                  14. Any waiver or any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by any party hereto.

                  15. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  16. This Agreement is not assignable without the consent of each party hereto except that Holder may assign this Agreement to an affiliate or to its successor by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

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                  17. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  18. This Agreement has been executed and delivered in, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed therein, without giving effect to the choice of law principles thereof.

                  19. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                     CORNELL CORRECTIONS, INC.


                                     By: /S/  STEVEN W. LOGAN
                                              Treasurer

                                     INTERNATIONALE NEDERLANDEN (U.S.)
                                     CAPITAL CORPORATION



                                     By: /S/  DAVID SCOPELITTI
                                              Vice President


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